UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 19, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Information.

As previously disclosed, Momentus Inc., a Delaware corporation (“Momentus”), entered into Secured Convertible Promissory Notes with Space Infrastructures Ventures, LLC (“SIV”), dated July 12, 2024 (as previously amended to date, the “July 2024 Note”) and October 24, 2024 (as previously amended to date, the “October 2024 Note”), respectively. On May 16, 2025, the Board of Directors of Momentus, authorized offering SIV a reduced conversion price of $1.77 per share with respect to 112,576 shares of Momentus Class A common stock, par value $0.00001 per share (“Common Stock”) under the July 2024 Note, and thereafter with respect to up to 275,000 shares of Common Stock under the October 2024 Note during the period beginning on May 19, 2025 and continuing until June 1, 2025. On March 3, 2025, the Board of Directors of Momentus had previously offered SIV a reduced conversion price of $2.12 per share of Common Stock for the July 2024 Note. The current conversion price for the October 2024 Note is $7.4088.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler
Dated:	May 19, 2025	Title:	Interim Chief Financial Officer